Exhibit 3.1

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation	KoKo Petroleum, Inc.

2.	Resident Agent	Gary R. Henrie
Name and Street Address:	Name
(must be a Nevada address	10616 Eagle Nest Street	Las Vegas	NV	89141
where process may be	Street Address	City	State	Zip Code
served)
Optional Mailing Address	City	State	Zip Code

3.	Shares:
(number of shares
corporation authorized to	Number of shares	Number of shares
issue	with par value:	110,000,000	Par value:	$.001	without par value:	0

4.	Name & Addresses,	1.	Gary R. Henrie
Of Board of	Name
Directors/Trustees:	10616 Eagle Nest Street	Las Vegas	NV	89141
(attach additional page	Street Address	City	State	Zip Code
there is more than 3	2.
directors/trustees)	Name

Street Address	City	State	Zip Code

5.	Purpose:	The purpose of this Corporation shall be:
(optional - see instructions)

6.	Names, Address	Gary R. Henrie	/s/ Gary R. Henrie
and Signature of	Name	Signature
Incorporator.	10615 Eagle Nest Street	Las Vegas	NV	89141
(attach additional page	Address	City	State	Zip Code
there is more than 1
incorporator)

7.	Certificate of Acceptance	I hereby accept appointment as Resident Agent for the above named corporation.
of Appointment of	/s/ Gary R. Henrie	January 25, 2004
Resident Agent:	Authorized Signature of R. A. or On Behalf of R. A. Company	Date

This form, must be accompanied by appropriate fees. See attached fee schedule.

The following information shall constitute part of the Articles of Incorporation for KoKo Petroleum, Inc.

8.   Description of Shares

One Hundred Million (100,000,000) of the authorized shares are designated common shares and Ten Million (10,000,000) of the authorized shares are designated preferred shares.

The preferred shares may be divided into and issued in series. The Board of Directors of the Corporation is authorized to divide the preferred shares into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized to fix: and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred shares including but not limited to the following.

(a)     The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)     Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)     The amount payable upon shares in the event of voluntary or involuntary liquidation;

(d)     Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e)    The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(f)     Voting powers; and

(g)     Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Corporation shall not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or other class of stock junior to the preferred shares as to dividends or upon liquidation) in respect of common shares, or other class of stock junior to the preferred shares, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of preferred shares for the current period (and in the case of cumulative dividends, if any, payable to holders of preferred shares for the current period and in the casc of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of the preferred shares as fixed by the Board of Directors.

In the even of the liquidation of the Corporation, holders of preferred shares shall be entitled to receive, before any payment or distribution on the common shares or any other class of stock junior to the preferred shares upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such preferred shares plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such preferred shares (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, nor any consolidation or merger of the Corporation, shall be deemed to be a liquidation.

9.   Board of Directors

(a)     Number of Directors. The number of the directors constituting the entire Board will be not less than one (1) nor more than fifteen (15) as fixed from time to time by vote of the majority of the entire Board, provided, however, that the number of directors will not be reduced so as to shorten the term of any director at the time in office.

(b)     Vacancies. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen will hold office during the remainder of the term of office of the resigning director.

(c)     First Board of Directors. The first Board of Directors will consist of one (1) member.

10.   Acquisition of Controlling Interest

The Corporation elects not to be governed by NRS 78.378 to 78.3793, inclusive.

11.   Combinations with Interest Stockholders

The Corporation elects not to be governed by NRS 78.411 to 78.444, inclusive.

12.   Liability

To the fullest extent permitted by NRS 78, a director or officer of the Corporation will not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

(a)     acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b)     the payment of distributions in violation of NRS 78.300, as amended.

Any amendment or repeal of this Article 8 will not adversely affect my right or protection of a director of tho Corporation existing immediately prior to such amendment or repeal.

13.   Indemnification

(a)     Right to Indemnification. The Corporation will indemnify to the fullest any extent permitted by law any person (the "Indemnitee") made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation or is or was serving as a director, officer, employee or agent of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorney's fees and disbursements) that he or she incurs in connection with such action or proceeding.

(b)     Inurement. The right to indemnification will inure whether or not the claim asserted based on matters that predate the adoption of this Article 9, will continue as to an Indemnitee who has ceased to hold the position by virtue of which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives.

(c)     Non-exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred by this Article 9 are not exclusive of any other rights stockholders or disinterested directors, this Certificate of Incorporation or otherwise.

(d)     Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or other entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other entity.

(e)     Advancement of Expenses. The Corporation will, front time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that the Corporation has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.